CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion within Exhibit 28(k)(i) to this Oppenheimer Principal Protected Trust III Registration Statement on Form N-1A, of our report dated March 31, 2010, relating to the financial statements of Main Place Funding, LLC, for the year ended December 31, 2009, which also are included within such Exhibit.

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

New York, New York
December 22, 2010